UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Axcelis Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

AXCELIS TECHNOLOGIES, INC.

TO BE HELD ON MAY 14, 2013

On or about March 26, 2013, Axcelis Technologies, Inc. (the “Company”) made available a proxy statement (the “Proxy Statement”) to its stockholders in connection with its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts, at 11:00 a.m. EST on Tuesday, May 14, 2013.  The Company’s Board of Directors has fixed the close of business on March 18, 2013 as the record date for determination of the stockholders entitled to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement Supplement (the “Supplement”) amends and supplements the Proxy Statement.

Proposal 3 in the Proxy Statement requests that the Company’s stockholders approve an amendment to the Company’s 2012 Equity Incentive Plan.  On May 6, 2013, the Company’s Board of Directors modified the proposal to amend the 2012 Equity Incentive Plan so that the total number of shares of stock available for issuance will be 7,050,000 shares (instead of 9,800,000 shares initially proposed) subject to adjustment as described in the Proxy Statement. This represents an increase of 3,250,000 shares.  Specifically, the first sentence of Section 4(a) of the Plan has been amended to read as follows:

“Subject to adjustment under subsection 4(b), up to an aggregate of 7,050,000 shares of Common Stock may be issued pursuant to Awards, including Incentive Stock Options, under the Plan.”

The decrease in the number of shares of common stock authorized for awards under the 2012 Equity Incentive Plan will reduce the potential dilutive impact of the 2012 Equity Incentive Plan on the Company’s stockholders, as compared to the original proposal. Except as described above, the 2012 Equity Incentive Plan and the description thereof contained in the Proxy Statement remain unchanged. The Board of Directors continues to recommend unanimously that the stockholders vote FOR the proposals listed in the Proxy Statement, as supplemented.

Voting Procedures

You do not have to take any action if you have previously voted your shares on the Annual Meeting proposals and do not wish to change your vote on any proposal.  If you are a registered holder and have already voted your shares on the Annual Meeting proposals and wish to change your vote on any proposal, you may revoke your proxy before it is voted at the Annual Meeting by (i) using the Internet (www.investorvote.com/acls) (ii) calling the toll-free number 1-800-652-VOTE (8683), (iii) filing with our Corporate Secretary, Lynnette C. Fallon, a written revocation or a duly executed proxy card bearing a later date or (iv) attending the Annual Meeting and voting in person. Authorizations submitted over the Internet or by telephone must be received by 1:00 a.m., Eastern Time, on May 14, 2012.

If the shares you own are held in “street name” by a bank or brokerage firm and you wish to change your vote on any proposal, please follow the voting instruction form provided to you by such bank or brokerage firm. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy.

If you have not already voted your shares on the Annual Meeting proposals, you are urged to vote using one of the methods described in the Proxy Statement as soon as possible, even if you plan to attend the Annual Meeting. Voting in advance will not prevent you from voting in person if you attend the Annual Meeting, but will ensure that your vote is counted if you are unable to attend the Annual Meeting. The information contained in this Supplement should be read in conjunction with the Proxy Statement. There is no change in the time or place of the Annual Meeting or the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting.

May 6, 2013

By Order of the Board of Directors

Lynnette C. Fallon, Secretary